Suite 1500 929 – 108th Avenue NE Bellevue, WA 98004 425.646.6100 tel 425.646.6199 fax www.dwt.com

August 27, 2020

Dycom Industries, Inc.

Dycom Investments, Inc.

11780 U.S. Highway 1, Suite 600

Palm Beach Gardens, FL 33408

Re:  Locating, Inc.

Ladies and Gentlemen:

We have acted as local Washington State counsel to Locating, Inc., a Washington corporation (“Locating”), a subsidiary of Dycom Investments, Inc., a Delaware corporation (“Investments”), in connection with the preparation and filing by Dycom Industries, Inc. (the “Company”), Investments and certain other subsidiaries of the Company (the “Subsidiaries” and, together with the Company, Investments and Locating, the “Registrants”), of an automatic shelf registration statement on Form S-3ASR (the “Shelf Registration Statement”) with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering, from time to time, pursuant to Rule 415 under the Securities Act, of (i) debt securities of the Company (the “Company Debt Securities”), which may be senior or subordinated, (ii) debt securities of Investments (the “Investments Debt Securities” and, together with the Company Debt Securities, the “Debt Securities”) which may be senior or subordinated, (iii) guarantees of the Debt Securities (the “Guarantees”) by one or more of the Registrants (each a “Guarantor” and, collectively, the “Guarantors”), including, without limitation, the Guarantees pursuant to which Locating will be a Guarantor (the “Locating Guarantee”), (iv) common stock, par value $0.33 1/3 per share, of the Company (the “Common Stock”), (v) preferred stock, par value $1.00 per share, of the Company (the “Preferred Stock”), which may be issued as such or in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts issued against deposit of shares of Preferred Stock pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company (the “Depositary”), (vi) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock, or any combination thereof (the “Warrants”), (vii) securities purchase contracts of the Company (the “Securities Purchase Contracts”), obligating the holders thereof to purchase from or sell to the Company, or the Company to sell to or purchase from such holders, shares of Common Stock, Preferred Stock, Depositary Shares or Debt Securities at a future date or dates and (viii) units of the Company consisting of one or more of Company Debt Securities, Common Stock, Preferred Stock, Depositary shares, Warrants or Securities Purchase Contracts (the “Units”) and, together with the Debt Securities, the Guarantees, the

Dycom Industries, Inc.

Dycom Investments, Inc.

August 27, 2020

Common Stock, the Preferred Stock, the Depositary Shares, the Warrants and the Securities Purchase Contracts, the “Securities”).

The offering of the Securities will be as set forth in the prospectus forming a part of the Shelf Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”). The Debt Securities will be issued pursuant to one or more Indentures (the “Indentures”) among the Company or Investments, respectively, the Guarantors, if any, and the trustees parties thereto, forms of which were filed with the Securities and Exchange Commission as exhibits to the Registrants’ registration statement on Form S-3/A on May 18, 2011 and are incorporated by reference as exhibits to the Shelf Registration Statement.

This opinion letter is provided to you at the request of Locating.

The law covered by the opinions expressed herein is limited to the laws of the State of Washington and we disclaim any opinion as to the laws of any other jurisdiction. We do not express any opinion regarding the Securities Act or any federal laws or regulations or any “Blue Sky” securities laws of any state. We further do not express any opinion regarding tax laws and related regulations.

A.       Documents and Matters Examined

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and statements of government officials, officers and other representatives of the persons referred to therein, and such other documents as we have deemed relevant or necessary as the basis for the opinions herein expressed, including the following:

A-1     The Shelf Registration Statement;

A-2     Articles of Incorporation of Locating, dated February 16, 1984;

A-3     Bylaws of Locating, dated February 17, 1984;

A-4     Certificate of Existence/Authorization of Locating as issued by the Secretary of State of Washington dated August 26, 2020 (the “Washington Certificate”);

A-5     Resolutions of the Board of Directors of Locating by Unanimous Written Consent in Lieu of a Meeting dated August 27, 2020; and

A-6     A certificate of the Secretary of Locating dated August 27, 2020, relating to certain factual matters.

Dycom Industries, Inc.

Dycom Investments, Inc.

August 27, 2020

B.       Assumptions

In rendering our opinions expressed below, we have assumed

B-1     The genuineness of all signatures;

B-2     The authenticity of the originals of the documents submitted to us;

B-3     The conformity to authentic originals of any documents submitted to us as copies;

B-4     That the Articles and Bylaws have not been amended or revoked since the dates thereof as stated in A-2 and A-3.

B-5     As to matters of fact, the truthfulness of the representations made in the Shelf Registration Statement and the included Prospectus, the Indentures, and in certificates of public officials and officers of the Company, Investments and Locating; and

B-6     That the Locating Guarantee, as issued and delivered, will comply with all restrictions, if any, applicable to Locating whether imposed by any agreement or instrument to which Locating is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over Locating or otherwise.

We have not independently established the validity of the foregoing assumptions.

C.       Opinions

Based on the foregoing examinations and assumptions and subject to the qualifications and exclusions stated below, we are of the opinion that:

C-1     Locating is a corporation validly existing under the laws of the State of Washington.

C-2     Locating has corporate power and authority to guarantee the Debt Securities pursuant to the terms of the Indentures and perform its obligations under the Locating Guarantee.

C-3     The Locating Guarantee, upon being duly authorized by all necessary corporate action, executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for corporate law purposes by Locating.

D.       Exclusions

We express no opinion as to the following:

D-1     The accuracy, correctness or completeness of any statement in the Shelf Registration Statement.

Dycom Industries, Inc.

Dycom Investments, Inc.

August 27, 2020

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Shelf Registration Statement, and no opinions may be inferred or implied beyond the matters expressly stated herein. This opinion letter is delivered only as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect the legal analysis, a legal conclusion or information confirmed in this opinion letter.

In rendering its opinion, Shearman & Sterling LLP may rely upon this opinion as to matters of the laws of the State of Washington addressed herein as if this opinion were addressed directly to them.

We hereby consent to the filing of this opinion as an exhibit to the Shelf Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Davis Wright Tremaine LLP